EXHIBIT 99.1
This news release contains forward-looking statements, including those regarding the anticipated outlook for our business, our currently estimated third quarter and full fiscal year 2006 net revenue and earnings results and our long-term outlook for our company, our industry and our business sectors. These statements are based on current expectations, forecasts and assumptions involving risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties include, but are not limited to: fluctuations in operating results; changes in technology; competition; anticipated growth for us and our industry that may not occur; managing rapid growth; managing any rapid declines in customer demand that may occur; our ability to successfully consummate acquisitions; managing the integration of businesses we acquire; risks associated with international sales and operations; retaining key personnel; our dependence on a limited number of customers; business and competitive factors generally affecting the electronic manufacturing services industry, our customers and our business; other factors that we may not have currently identified or quantified; and other risks, relevant factors and uncertainties identified in our Annual Report on Form 10-K for the fiscal year ended August 31, 2005, subsequent Reports on Form 10-Q and Form 8-K and our other securities filings. Jabil disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
JABIL POSTS SECOND QUARTER RESULTS
Company Raises Quarterly and Fiscal Year Guidance
St. Petersburg, FL — March 22, 2006...Jabil Circuit, Inc. (NYSE: JBL), a global electronic product solutions company, today reported net revenue for the second quarter of fiscal 2006 ended February 28, increased 35 percent to $2.3 billion compared to $1.7 billion for the same period of fiscal 2005.
Under accounting principles generally accepted in the United States of America (“GAAP”), operating income for the second quarter of fiscal 2006 increased 44 percent to $83.3 million compared to $57.8 million for the same period of fiscal 2005. On a GAAP basis, net income for the second quarter of fiscal 2006 increased 50 percent to $69.0 million compared to $46.0 million for the same period in fiscal 2005. GAAP diluted earnings per share for the second quarter of fiscal 2006 increased 45 percent to $0.32 compared to $0.22 for the same period of fiscal 2005.
Jabil’s second quarter of fiscal 2006 core operating income increased 41 percent to $96.2 million or 4.2 percent of net revenue compared to $68.1 million or 4.0 percent of net revenue for the second quarter of fiscal 2005. Core earnings increased 43 percent to $78.7 million compared to $54.9 million for the second quarter of fiscal 2005. Core earnings per share increased 37 percent to $0.37 per diluted share for the period compared to $0.27 for the second quarter of fiscal 2005. (Jabil defines core operating income as GAAP operating income before amortization of intangibles, stock-based compensation expense, acquisition-related charges and restructuring and impairment charges. Jabil defines core earnings as GAAP net income before amortization of intangibles, stock-based compensation expense, acquisition-related charges, restructuring and impairment charges and other income/loss, net of tax. Jabil defines core earnings per share as core earnings divided by the weighted average number of outstanding shares determined under GAAP. Jabil reports core operating income, core earnings and core earnings per share to provide its investors with an alternative method for assessing operating income, earnings and earnings per share from what it believes to be its core manufacturing operations. See the accompanying reconciliation of Jabil’s core operating income to its GAAP operating income and Jabil’s core earnings and core earnings per share to its GAAP net income and GAAP earnings per share and additional information in the supplemental information below).
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Q2 2006 Earnings Release—Add One
March 22, 2006
Quarterly Highlights
•	Cash flow from operations was approximately $6 million for the second quarter of fiscal 2006.
•	Sales cycle for the second quarter of fiscal 2006 was 19 days.
•	Annualized inventory turns for the second quarter of fiscal 2006 were nine.
•	Capital expenditures for the second quarter of fiscal 2006 were approximately $53 million.
•	Depreciation for the second quarter of fiscal 2006 was approximately $44 million.
•	Cash and cash equivalent balances were $919 million at the end of the second quarter of fiscal 2006.
•	Return on Invested Capital (ROIC) was 19 percent for the second quarter of fiscal 2006.
Business Outlook
“We are pleased with our second quarter results and the growing strength of the business in the second half of our fiscal year,” said Jabil President and CEO Timothy L. Main. “Demand for Jabil’s outsourcing services continues to be broad-based across numerous markets.”
The company provided guidance for its third quarter of 2006. Jabil said it currently expects its third quarter revenue to be in a range of $2.5 to $2.6 billion and core earnings of $0.43 per diluted share, depending upon actual levels of production. GAAP earnings per share for the third fiscal quarter of 2006 are currently estimated to be $0.39 per diluted share. (Expected GAAP earnings per share for the third quarter of fiscal year 2006 are currently estimated to include $0.02 per share for amortization of intangibles and $0.02 per share for stock-based compensation required to be expensed in fiscal 2006 under new accounting guidelines, Statement of Financial Accounting Standard No.123R — Share Based Payment (“SFAS 123R”)).
The company updated and raised its full fiscal year 2006 guidance to 32 percent growth over fiscal 2005. Jabil said it currently expects fiscal year 2006 revenue of $9.9 billion, $600 million higher than guidance the company provided in December 2005. The company expects to grow full fiscal year core earnings per share 33 percent to $1.70 per diluted share. GAAP earnings per share for the full fiscal year are currently expected to be $1.50 per diluted share. (Expected GAAP earnings per share for the full fiscal year are currently estimated to include $0.08 per share for amortization of intangibles and $0.12 per share for stock-based compensation required to be expensed in fiscal 2006 under new accounting guidelines, SFAS 123R).
Supplemental Information
The financial results disclosed in this release include certain measures calculated and presented in accordance with GAAP. In addition to the GAAP financial measures, Jabil provides supplemental, non-GAAP financial measures to facilitate evaluation of Jabil’s core operating performance. The non-GAAP financial measures disclosed in this release exclude certain amounts that are included in the most directly comparable GAAP measures. The non-GAAP or core financial measures disclosed in this release do not have standard meanings and may vary from the non-GAAP financial measures used by other companies.
Management believes core financial measures (which exclude the effects of the amortization of intangibles, stock-based compensation expense, acquisition-related charges, restructuring and impairment charges and other income) are a useful measure that facilitates evaluating the past and future performance of Jabil’s ongoing operations on a comparable basis. Jabil reports core operating income, core earnings and core earnings per share to provide its investors with an alternative method for assessing operating income, earnings and earnings per share from what it believes to be its core manufacturing operations. Included in this release is a Condensed Consolidated Statement of Earnings as well as a reconciliation of the disclosed core financial measures to the most directly comparable GAAP financial measures.
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Q2 2006 Earnings Release—Add Two
March 22, 2006
Company Conference Call Information
Jabil Circuit will conduct a conference call to announce its second quarter fiscal year 2006 earnings today at 4:30 p.m. EST live on the Internet at http://jabil.com. This earnings conference call will be recorded and archived for playback on the web at http://jabil.com.
The news release and information about Jabil’s earnings will also be available in the investor relations’ section of the web site (jabil.com) by approximately 4:00 p.m., EST. A taped replay of the conference call will also be available March 22, 2006 at approximately 7:30 p.m. EST through midnight on March 24, 2006. To access the replay, call (800) 642-1687 from within the United States, or (706) 645-9291 outside the United States. The passcode is 6199124. An archived webcast of the conference call will be available at http://jabil.com/investors/.
Jabil is an electronic product solutions company providing comprehensive electronics design, manufacturing and product management services to global electronics and technology companies. Jabil helps bring electronics products to the market faster and more cost effectively by providing complete product supply chain management around the world. With more than 50,000 employees and facilities in 20 countries, Jabil provides comprehensive, individualized-focused solutions to customers in a broad range of industries. Jabil common stock is traded on the New York Stock Exchange under the symbol, “JBL”. Further information is available on the company’s website: jabil.com.
Investor & Media Contact:
Beth Walters
Jabil Circuit, Inc.
(727) 803-3349
investor relations@jabil.com

JABIL CIRCUIT, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	February 28,	August 31,
	2006	2005
ASSETS
Current assets
Cash and cash equivalents	$918,622	$796,071
Accounts receivable, net	1,069,300	955,353
Inventories	990,711	818,435
Prepaid expenses and other current assets	136,723	75,335
Deferred income taxes	37,995	40,741

Total current assets	3,153,351	2,685,935
Property, plant and equipment, net	917,313	880,736
Goodwill and intangible assets, net	439,940	453,301
Deferred income taxes	30,928	24,727
Other assets	11,888	32,563

Total assets	$4,553,420	$4,077,262

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Current installments of notes payable, long-term debt and long-term lease obligations	$3,873	$674
Accounts payable	1,532,401	1,339,866
Accrued expenses	229,237	224,766
Income taxes payable	5,393	2,823

Total current liabilities	1,770,904	1,568,129
Notes payable, long-term debt and long-term lease obligations, less current installments	325,835	326,580
Other liabilities	46,726	47,336

Total liabilities	2,143,465	1,942,045

Stockholders’ equity Common stock	209	204
Additional paid-in capital	1,158,971	1,041,884
Retained earnings	1,167,711	1,021,800
Unearned compensation	—	(8,774)
Accumulated other comprehensive income	83,064	80,103

Total stockholders’ equity	2,409,955	2,135,217

Total liabilities and stockholders’ equity	$4,553,420	$4,077,262

JABIL CIRCUIT, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(In thousands, except for per share data)
(Unaudited)

	Three months ended		Six months ended
	February 28,	February 28,	February 28,	February 28,
	2006	2005	2006	2005
Net revenue	$2,314,962	$1,716,006	$4,719,369	$3,549,381
Cost of revenue	2,130,314	1,575,555	4,338,899	3,254,072

Gross profit	184,648	140,451	380,470	295,309
Operating expenses:
Selling, general and administrative	87,063	66,137	181,605	134,226
Research and development	8,577	6,175	15,178	12,094
Amortization of intangibles	5,662	10,365	11,518	20,910

Operating income	83,346	57,774	172,169	128,079
Interest, net and other	2,496	2,754	3,803	6,275

Income before income taxes	80,850	55,020	168,366	121,804
Income tax expense	11,829	8,973	22,455	19,842

Net income	$69,021	$46,047	$145,911	$101,962

Earnings per share:
Basic	$0.33	$0.23	$0.71	$0.51

Diluted	$0.32	$0.22	$0.69	$0.49

Common shares used in the calculation of earnings per share:
Basic	207,622	201,930	206,152	201,699

Diluted	214,091	206,459	212,313	206,112

JABIL CIRCUIT, INC. AND SUBSIDIARIES
SUPPLEMENTAL DATA
RECONCILIATION OF GAAP FINANCIAL RESULTS TO NON-GAAP MEASURES
(In thousands, except for per share data)
(Unaudited)

	Three months ended		Six months ended
	February 28,	February 28,	February 28,	February 28,
	2006	2005	2006	2005
Operating income (GAAP)	$83,346	$57,774	$172,169	$128,079
Amortization of intangibles	5,662	10,365	11,518	20,910
Stock-based compensation	7,152	—	24,289	—

Core operating income (Non-GAAP)	$96,160	$68,139	$207,976	$148,989

Net income (GAAP)	$69,021	$46,047	$145,911	$101,962
Amortization of intangibles, net of tax	4,660	8,876	9,383	17,916
Stock-based compensation, net of tax	4,998	—	16,212	—

Core earnings (Non-GAAP)	$78,679	$54,923	$171,506	$119,878

Earnings per share: (GAAP)
Basic	$0.33	$0.23	$0.71	$0.51

Diluted	$0.32	$0.22	$0.69	$0.49

Core earnings per share: (Non-GAAP)
Basic	$0.38	$0.27	$0.83	$0.59

Diluted	$0.37	$0.27	$0.81	$0.58

Common shares used in the calculations of earnings per share:
Basic	207,622	201,930	206,152	201,699

Diluted	214,091	206,459	212,313	206,112